                                                                     EXHIBIT 4.9


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGE IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THE SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO. 001                                                             $300,000,000
CUSIP NO. 786429 AM 2

                               SAFECO CORPORATION

                              7.875% NOTES DUE 2003

         SAFECO Corporation, a Washington corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000) on March 15, 2003, and to pay interest thereon from March 21, 2000 or from the most recent interest payment date to which interest has been paid or duly provided for, payable semiannually on March 15 and September 15 in each year (each, an "Interest Payment Date"), commencing September 15, 2000, at the rate of 7.875% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the maturity date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the maturity date, as the case may be, to such next Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant regular record date by virtue or having been such holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a subsequent special record date (which shall be at least 10 days before the payment date) for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to the Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor Depository may be made by wire transfer to the account designated by DTC or such successor depository in writing.

         This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of February 15, 2000 (herein called, together with all indentures supplemental thereto, the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This
Note is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Officer's Certificate dated March 21, 2000 establishing the terms of the Notes pursuant to the Indenture.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions permitting, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the

Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         This Note is not redeemable by the Company prior to maturity and is not subject to any sinking fund.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in the denominations specified in the Officer's Certificate dated March 21, 2000 establishing the terms of the Notes, all as more fully provided in the Indenture and such Officer's Certificate. As provided in the Indenture and in such Officer's Certificate, and subject to certain limitations set forth in the Indenture, in such Officer's Certificate and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this series in different authorized denominations, as requested by the Holders surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or Government Obligations, or a combination thereof, in an amount sufficient, without consideration of any reinvestment, to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements and instruments made and to be performed wholly within such State.

         All terms used in this Note without definition that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  [Remainder of Page Intentionally Left Blank]

         Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                       SAFECO CORPORATION


         [SEAL]
                                       By: /s/ Rod A. Pierson
                                         ---------------------------------------
                                       Name:  Rod A. Pierson
                                       Title: Senior Vice President,
                                               Chief Financial Officer and
                                               Secretary

Attest:


/s/ H. Paul Lowber
------------------------------------------
Name:  H. Paul Lowber
Title: Vice President, Controller and
       Assistant Secretary


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            THE CHASE MANHATTAN BANK,
                                            as Trustee



Dated: March 21, 2000                       By:
                                               ---------------------------------
                                                       Authorized Officer

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM  --   as tenants in common

         TEN ENT  --   as tenants by the entireties

         JT TEN   --   as joint tenants with right of survivorship and not as
                       tenants in common

         UNIF GIFT MIN ACT   --
                                    -----------------------
                                             (Minor)

                     Custodian
                                    -----------------------
                                              (Cust)

         Under the Uniform Gifts to Minors Act
                                               --------------------
                                                      (State)


Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s)
                                        unto

----------------------------------------

----------------------------------------






----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------
[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________________________________________
to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:
     ----------------------

Signature:
          ----------------------------------------------------------------------
Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.



Signature Guaranty:
                   -------------------------------------------------------------

                   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.